UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event Reported): February 3, 2005

                                  EQUINIX, INC.
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             (Exact Name of Registrant as Specified in its Charter)


          Delaware                  000-31293                   77-0487526
----------------------------      ------------            ----------------------
(State or Other Jurisdiction      (Commission                (I.R.S. Employer
      of Incorporation)           File Number)            Identification Number)


                                301 Velocity Way
                          Foster City, California 94404
                                 (650) 513-7000
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      (Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into A Material Definitive Agreement.

     On February 3, 2006, Equinix Operating Co., Inc., a Delaware Corporation ("Equinix") entered into a definitive purchase and sale agreement ("Agreement") with Amalgamated Bank of Chicago, F/K/A Amalgamated Trust and Savings Bank, not personally but as Trustee ("Seller"). The Agreement governs the purchase by Equinix of a vacant 228,000 square foot standalone office/warehouse complex on approx. 8 acres, located in Elk Grove Village, IL. The Agreement is subject to various conditions, including the satisfactory completion by Equinix of its due diligence review of all matters regarding the property. Equinix posted a refundable deposit upon entering into the Agreement and has an extendable due diligence period within which Equinix may cancel the Agreement for any reason or no reason at all. The deposit will be applied against the $9.75 million purchase price, which will be paid in cash at closing. There is no material relationship between Equinix and Seller.

     On February 8, 2006, the Company issued a press release announcing the Elk Grove Village property Agreement, a copy of which is attached hereto as Exhibit 99.1.



Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

     99.1       Press Release of Equinix, Inc. dated February 8, 2006.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  EQUINIX, INC.


DATE: February 8, 2005                            By: /s/ KEITH D. TAYLOR
                                                      -------------------

                                                      Keith D. Taylor
                                                      Chief Financial Officer